KANDI TECHNOLOGIES, CORP.

Written Disclosure Policy

Adopted October 31, 2007

OBJECTIVE AND SCOPE

The objective of this disclosure policy is to ensure that communications to the investing public about the Company are:

•	Timely, factual and accurate; and

•	Broadly disseminated in accordance with all applicable legal and regulatory requirements.

This disclosure policy confirms in writing our existing disclosure policies and practices. Its goal is to raise awareness of the Company’s approach to disclosure among the Board of Directors (the “Board”), senior management and employees.

This disclosure policy extends to all employees of the Company, its Board and those authorized to speak on its behalf. It covers disclosures in documents filed with the securities regulators and written statements made in the Company’s annual and quarterly reports, news releases, letters to shareholders, presentations by senior management and information contained on the Company’s Web site and other electronic communications. It extends to oral statements made in meetings and telephone conversations with analysts and investors, interviews with the media as well as speeches, press conferences and conference calls.

DISCLOSURE POLICY COMMITTEE

The Board has established a disclosure policy committee ("Committee") responsible for overseeing the Company’s disclosure practices. The Committee consists of the chief executive officer (“CEO”), chief financial officer (“CFO”), president (“President”) and the corporate secretary.

The Committee will set benchmarks for a preliminary assessment of materiality and will determine when developments justify public disclosure. The Committee will meet as conditions dictate and the secretary will maintain minutes of meetings.

It is essential that the Committee be kept fully apprised of all pending material Company developments in order to evaluate and discuss those events and to determine the appropriateness and timing for public release of information.

If it is deemed that the information should remain confidential, the Committee will determine how that inside information will be controlled.

The Committee will review and update, if necessary, this disclosure policy on an annual basis or as needed to ensure compliance with changing regulatory requirements. The Committee will report to the Board on a quarterly basis.

PRINCIPLES OF DISCLOSURE OF MATERIAL INFORMATION

Material information is any information relating to the business and affairs of the Company that results in, or would reasonably be expected to result in, a significant change in the market price or value of the Company’s securities or that would reasonably be expected to have a significant influence on a reasonable investor’s investment decisions.

In complying with the requirement to disclose forthwith all material information under applicable laws and stock exchange rules, the Company will adhere to the following basic disclosure principles:

1.	Material information will be publicly disclosed immediately via news release and, at the Committee’s discretion, via a Form 8-K filing with the Securities and Exchange Commission (the “SEC”).

2.
In certain circumstances, the Committee may determine that such disclosure would be unduly detrimental to the Company (for example if release of the information would prejudice negotiations in a corporate transaction), in which case the information will be kept confidential until the Committee determines it is appropriate to publicly disclose. In such circumstances, the Committee will cause a confidential material change report to be filed with the applicable securities regulators, and will periodically (at least every 10 days) review its decision to keep the information confidential (also see 'Rumors').

3.	Disclosure must include any information the omission of which would make the rest of the disclosure misleading (half truths are misleading).

4.	Unfavorable material information must be disclosed as promptly and completely as favorable information.

5.
No selective disclosure. Previously undisclosed material information must not be disclosed to selected individuals (for example, in an interview with an analyst or in a telephone conversation with an investor). If previously undisclosed material information has been inadvertently disclosed to an analyst or any other person not bound by an express confidentiality obligation, such information must be broadly disclosed immediately via news release.

6.	Disclosure on the Company's Web site alone does not constitute adequate disclosure of material information.

7.	Disclosure must be corrected immediately if the Company subsequently learns that earlier disclosure by the Company contained a material error at the time it was given.

TRADING RESTRICTIONS AND BLACKOUT PERIODS

It is illegal for anyone to purchase or sell securities of any public company with knowledge of material information affecting that company that has not been publicly disclosed. Except in the necessary course of business, it is also illegal for anyone to inform any other person of material non-public information. Therefore, insiders and employees with knowledge of confidential or material information about the Company or counter-parties in negotiations of material potential transactions, are prohibited from trading shares in the Company or any counter-party until the information has been fully disclosed and a reasonable period of time has passed for the information to be widely disseminated.

Trading blackout periods will apply to all employees with access to material undisclosed information during periods when financial statements are being prepared but results have not yet been publicly disclosed. The blackout period commences on the first day of the month following the end of a quarter and ends on the second day following the issuance of a news release disclosing quarterly results.

Blackout periods may be prescribed from time to time by the Committee as a result of special circumstances relating to the Company pursuant to which insiders of the Company would be precluded from trading in securities of the Company. All parties with knowledge of such special circumstances should be covered by the blackout. Such parties may include external advisors such as legal counsel, investment bankers and counter-parties in negotiations of material potential transactions.

MAINTAINING CONFIDENTIALITY

Any employee privy to confidential information is prohibited from communicating such information to anyone else, unless it is necessary to do so in the course of business. Efforts will be made to limit access to such confidential information to only those who need to know the information and such persons will be advised that the information is to be kept confidential.

Communication by e-mail leaves a physical track of its passage that may be subject to later decryption attempts. All confidential information being transmitted over the Internet must be secured by the strongest encryption and validation methods available. Where possible, employees should avoid using e-mail to transmit confidential information.

Outside parties privy to undisclosed material information concerning the Company will be told that they must not divulge such information to anyone else, other than in the necessary course of business and that they may not trade in the Company’s securities until the information is publicly disclosed. Such outside parties will confirm their commitment to non-disclosure in the form of a written confidentiality agreement.

In order to prevent the misuse or inadvertent disclosure of material information, the procedures set forth below should be observed at all times:

1.
Documents and files containing confidential information should be kept in a safe place to which access is restricted to individuals who “need to know” that information in the necessary course of business and code names should be used if necessary.

2.	Confidential matters should not be discussed in places where the discussion may be overheard, such as elevators, hallways, restaurants, airplanes or taxis.

3.	Confidential matters should not be discussed on wireless telephones or other wireless devices.

4.	Confidential documents should not be read or displayed in public places and should not be discarded where others can retrieve them.

5.	Employees must ensure they maintain the confidentiality of information in their possession outside of the office as well as inside the office.

6.
Transmission of documents by electronic means, such as by fax or directly from one computer to another, should be made only where it is reasonable to believe that the transmission can be made and received under secure conditions.

7.
Unnecessary copying of confidential documents should be avoided and documents containing confidential information should be promptly removed from conference rooms and work areas after meetings have concluded. Extra copies of confidential documents should be shredded or otherwise destroyed.

8.	Access to confidential electronic data should be restricted through the use of passwords.

DESIGNATED SPOKESPERSONS

The Company designates a limited number of spokespersons responsible for communication with the investment community, regulators or the media. The CEO and the CFO shall be the official spokespersons for the Company.

Individuals holding these offices may, from time to time, designate others within the Company to speak on behalf of the Company as back-ups or to respond to specific inquiries.

Employees who are not authorized spokespersons must not respond under any circumstances to inquiries from the investment community, the media or others, unless specifically asked to do so by an authorized spokesperson. All such inquiries shall be referred to the CEO.

NEWS RELEASES

Once the Committee determines that a development is material, it will authorize the issuance of a news release and, at the Committee’s discretion, a Form 8-K filing with the SEC, unless the Committee determines that such developments must remain confidential for the time being, appropriate confidential filings are made and control of that inside information is instituted. Should a material statement inadvertently be made in a selective forum, the Company will immediately issue a news release and, at the Committee’s discretion, a Form 8-K filing with the SEC in order to fully disclose that information.

If the stock exchange(s) upon which shares of the Company are listed is open for trading at the time of a proposed announcement, prior notice of a news release announcing material information must be provided to the market surveillance department to enable a trading halt, if deemed necessary by the stock exchange(s). If a news release announcing material information is issued outside of trading hours, market surveillance must be notified before the market opens.

Annual and interim financial results will be publicly released immediately following board approval of the financial statements.

News releases will be disseminated through an approved news wire service that provides simultaneous national and/or international distribution. News releases will be transmitted to all stock exchange members, relevant regulatory bodies, major business wires, national financial media and the local media in areas where the Company has its headquarters and operations.

News releases will be posted on the Company’s Web site immediately after release over the news wire. The news release page of the Web site shall include a notice that advises the reader that the information posted was accurate at the time of posting, but may be superseded by subsequent news releases.

CONFERENCE CALLS

At the discretion of the Board, conference calls will be held for quarterly earnings and major corporate developments, whereby discussion of key aspects is accessible simultaneously to all interested parties, some as participants by telephone and others in a listen-only mode by telephone or via a webcast over the Internet. The call will be preceded by a news release containing all relevant material information. At the beginning of the call, a Company spokesperson will provide appropriate cautionary language with respect to any forward-looking information and direct participants to publicly available documents containing the assumptions, sensitivities and a full discussion of the risks and uncertainties.

The Company will provide advance notice of the conference call and webcast by issuing a news release announcing the date and time and providing information on how interested parties may access the call and webcast. In addition, the Company may send invitations to analysts, institutional investors, the media and others invited to participate. Any non-material supplemental information provided to participants will also be posted to the Web site for others to view. A tape recording of the conference call and/or an archived audio webcast on the Internet will be made available following the call for a minimum of 30 days, for anyone interested in listening to a replay.

The Committee will hold a debriefing meeting immediately after the conference call and if such debriefing uncovers selective disclosure of previously undisclosed material information, the Company will immediately disclose such information broadly via news release and, at the Committee’s discretion, a Form 8-K filing with the SEC.

RUMORS

The Company does not comment, affirmatively or negatively, on rumors. This also applies to rumors on the Internet. The Company’s spokespersons will respond consistently to those rumors, saying, “It is our policy not to comment on market rumors or speculation.” Should the stock exchange request that the Company make a definitive statement in response to a market rumor that is causing significant volatility in the stock, the Committee will consider the matter and decide whether to make a policy exception. If the rumor is true in whole or in part, the Company will immediately issue a news release and, at the Committee’s discretion, a Form 8-K filing with the SEC disclosing the relevant material information.

CONTACTS WITH ANALYSTS, INVESTORS AND THE MEDIA

Disclosure in individual or group meetings does not constitute adequate disclosure of information that is considered material non-public information. If the Company intends to announce material information at an analyst or shareholder meeting or a press conference or conference call, the announcement must be preceded by a news release.

The Company recognizes that meetings with analysts and significant investors are an important element of the Company’s investor relations program. The Company will meet with analysts and investors on an individual or small group basis as needed and will initiate contacts or respond to analyst and investor calls in a timely, consistent and accurate fashion in accordance with this disclosure policy.

The Company will provide only non-material information through individual and group meetings, in addition to regular publicly disclosed information, recognizing that an analyst or investor may construct this information into a mosaic that could result in material information. The Company cannot alter the materiality of information by breaking down the information into smaller, non-material components.

The Company will maintain a ‘frequently asked questions’ section on its Web site and will provide the same sort of detailed, non-material information to individual investors or reporters that it has provided to analysts and institutional investors.

Spokespersons will keep notes of telephone conversations with analysts and investors and where practicable more than one Company representative will be present at all individual and group meetings. A debriefing will be held after such meetings and if such debriefing uncovers selective disclosure of previously undisclosed material information, the Company will immediately disclose such information broadly via news release and, at the Committee’s discretion, a Form 8-K filing with the SEC.

REVIEWING ANALYST DRAFT REPORTS AND MODELS

It is the Company’s policy to review, upon request, analysts’ draft research reports or models. The Company will review the report or model for the purpose of pointing out errors in fact based on publicly disclosed information. It is the Company’s policy, when an analyst inquires with respect to his/her estimates, to question an analyst’s assumptions if the estimate is a significant outlier among the range of estimates and/or the Company’s published earnings guidance. The Company will limit its comments in responding to such inquiries to non-material information. The Company will not confirm, or attempt to influence, an analyst’s opinions or conclusions and will not express comfort with the analyst’s model and earnings estimates.

In order to avoid appearing to “endorse” an analyst’s report or model, the Company will provide its comments orally or will attach a disclaimer to written comments to indicate the report was reviewed only for factual accuracy.

DISTRIBUTING ANALYST REPORTS

Analyst reports are proprietary products of the analyst’s firm. The analyst’s firm may view re-circulating a report by an analyst as an endorsement. For these reasons, the Company will not provide analyst reports through any means to persons outside of the Company or to employees of the Company, including posting such information on its Web site. The Company may post on its Web site a complete list, regardless of the recommendation, of all the investment firms and analysts who provide research coverage on the Company. If provided, such list will not include links to the analysts’ or any other third party Web sites or publications.

FORWARD-LOOKING INFORMATION

Should the Company elect to disclose forward-looking information (“FLI”) in continuous disclosure documents, speeches, conference calls, etc., the following guidelines will be observed.

1.	The information, if deemed material, will be broadly disseminated via news release, in accordance with this disclosure policy.

2.	The information will be clearly identified as forward looking.

3.	The Company will identify all material assumptions used in the preparation of the forward-looking information.

4.
The information will be accompanied by a statement that identifies, in very specific terms, the risks and uncertainties that may cause the actual results to differ materially from those projected in the statement, including a sensitivity analysis to indicate the extent to which different business conditions from the underlying assumptions may affect the actual outcome.

5.
The information will be accompanied by a statement that disclaims the Company’s intention or obligation to update or revise the FLI, whether as a result of new information, future events or otherwise. Notwithstanding this disclaimer, should subsequent events prove past statements about current trends to be materially off target, the Company may choose to issue a news release explaining the reasons for the difference. In this case, the Company will update its guidance on the anticipated impact on revenue and earnings (or other key metrics).

MANAGING EXPECTATIONS

The Company will try to ensure, through its regular public dissemination of quantitative and qualitative information, that analysts’ estimates are in line with the Company’s own expectations. The Company will not confirm, or attempt to influence, an analyst’s opinions or conclusions and will not express comfort with analysts' models and earnings estimates.

If the Company has determined that it will be reporting results materially below or above publicly held expectations, at the discretion of the Board, it will disclose this information in a news release and, at the Committee’s discretion, a Form 8-K filing with the SEC in order to enable discussion without risk of selective disclosure.

QUIET PERIODS

In order to avoid the potential for selective disclosure or even the perception or appearance of selective disclosure, the Company will observe a quiet period which commences on the first day of the month following the end of a quarter and ends with the issuance of a news release disclosing quarterly results. During this quiet period, the Company will not initiate or participate in any meetings or telephone contacts with analysts and investors and no earnings guidance will be provided to anyone, other than responding to unsolicited inquiries concerning factual matters.

DISCLOSURE RECORD

The Committee will maintain a five year file containing all public information about the Company, including continuous disclosure documents, news releases, analysts’ reports, transcripts or tape recordings of conference calls, debriefing notes, notes from meetings and telephone conversations with analysts and investors, and newspaper articles.

RESPONSIBILITY FOR ELECTRONIC COMMUNICATIONS

This disclosure policy also applies to electronic communications. Accordingly, officers and personnel responsible for written and oral public disclosures shall also be responsible for electronic communications.

The Committee is responsible for updating the investor relations section of the Company’s Web site and is responsible for monitoring all Company information placed on the Web site to ensure that it is accurate, complete, up-to-date and in compliance with relevant securities laws.

The Committee must approve all links from the Company Web site to a third party Web site. Any such links will include a notice that advises the reader that he or she is leaving the Company’s Web site and that the Company is not responsible for the contents of the other site.

Investor relations material shall be contained within a separate section of the Company’s Web site and shall include a notice that advises the reader that the information posted was accurate at the time of posting, but may be superceded by subsequent disclosures. All data posted to the Web site, including text and audiovisual material, shall show the date such material was issued. Any material changes in information must be updated immediately. The Committee will maintain a log indicating the date that material information is posted and/or removed from the investor relations Web site. The minimum retention period for material corporate information on the Web site shall be two years.

Disclosure on the Company’s Web site alone does not constitute adequate disclosure of information that is considered material non-public information. Any disclosures of material information on its Web site will be preceded by the issuance of a news release and, at the Committee’s discretion, a Form 8-K filing with the SEC.

The Committee shall also be responsible for responses to electronic inquiries. Only public information or information which could otherwise be disclosed in accordance with this disclosure policy shall be utilized in responding to electronic inquiries.

In order to ensure that no material undisclosed information is inadvertently disclosed, employees are prohibited from participating in Internet chat rooms or newsgroup discussions on matters pertaining to the Company’s activities or its securities. Employees who encounter a discussion pertaining to the Company should advise the Committee immediately, so the discussion may be monitored.

COMMUNICATION AND ENFORCEMENT

This disclosure policy extends to all employees of the Company, its Board and authorized spokespersons. New directors, officers and employees will be provided with a copy of this disclosure policy and will be educated about its importance. This disclosure policy will be circulated to all employees on an annual basis and whenever changes are made.

Any employee who violates this disclosure policy may face disciplinary action up to and including termination of his or her employment with the Company without notice. The violation of this disclosure policy may also violate certain securities laws.

If it appears that an employee may have violated such securities laws, the Company may refer the matter to the appropriate regulatory authorities, which could lead to penalties, fines or imprisonment.